EXHIBIT 99

                                  PRESS RELEASE
                                  -------------

                   1ST BERGEN BANCORP ANNOUNCES STOCK BUYBACK


         Wood-Ridge, New Jersey (May 27, 1998) . . . 1st Bergen Bancorp announced today that its Board of Directors has adopted a stock buyback program pursuant to which the Company will repurchase up to 5 percent of its outstanding common stock. Repurchases will be made in the open market from time to time or as otherwise permitted by applicable regulations. The Company has received all necessary regulatory clearances from the Office of Thrift Supervision to commence this buyback program.

         William M. Brickman, President and Chief Executive Officer of 1st Bergen Bancorp, said that "The continuance of our stock buyback program is an integral part of our ongoing efforts to enhance shareholder value and a prudent use of the Company's capital."

         1st Bergen Bancorp is the holding company for South Bergen Savings Bank. South Bergen Savings Bank operates a traditional community thrift business from its main office in Wood-Ridge, New Jersey, and its branches in East Rutherford, Wanaque and Montville, New Jersey.









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